As filed with the Securities and Exchange Commission on January 13, 2015.

Registration No. 333-201248

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Paycom Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7372	80-0957485
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7501 W. Memorial Road

Oklahoma City, Oklahoma 73142

(405) 722-6900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig E. Boelte

Chief Financial Officer

Paycom Software, Inc.

7501 W. Memorial Road

Oklahoma City, Oklahoma 73142

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Greg R. Samuel, Esq. Michael E. Dill, Esq. Haynes and Boone, LLP 2323 Victory Avenue, Suite 700 Dallas, TX 75219 (214) 651-5000	Christian O. Nagler, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 (212) 446-4800 Fax: (212) 446-4900	Rezwan D. Pavri Richard A. Kline Goodwin Procter LLP 135 Commonwealth Drive Menlo Park, CA 94025 (650) 752-3190 Fax: (650) 853-1038

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 (“Amendment No. 2”) to the Registration Statement (the “Registration Statement”) on Form S-1 (File No. 333-201248) of Paycom Software, Inc. originally filed with the Securities and Exchange Commission on December 23, 2014, as amended by Amendment No. 1 filed on January 12, 2015, is being filed solely for the purpose of amending Item 16 of Part II of the Registration Statement and the Exhibit Index to include the XBRL exhibits indicated in Item 16. This Amendment No. 2 does not modify any portion of the preliminary prospectus contained in Part I of the Registration Statement. Accordingly, the preliminary prospectus contained in Part I of the Registration Statement has been omitted and this Amendment No. 2 consists of only the facing page, this explanatory note and Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses payable by the registrant expected to be incurred in connection with the issuance and distribution of the common stock being registered hereby (other than underwriting discounts and commissions). All of such expenses are estimates, except for the Securities and Exchange Commission, or the SEC, registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee and the listing fee.

SEC registration fee	$18,606
FINRA filing fee	24,518
Printing fees and expenses	150,000
Legal fees and expenses	200,000
Registrar and transfer agent fees	8,000
Accounting fees and expenses	500,000
Miscellaneous expenses	50,000

Total	$951,124

Item 14.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Our certificate of incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

We have entered and intend to continue to enter into indemnification agreements with our directors which, subject to certain exceptions, require us to indemnify such persons to the fullest extent permitted by applicable law, including indemnification against certain expenses, including attorneys’ fees, judgments, fines or penalties or other amounts paid in settlement in connection with any legal proceedings to which the director was, or is threatened to be made, a party by reason of the fact that such director is or was a director, officer, employee, fiduciary or agent of the Company or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the express written request of the Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Company and, with respect to any criminal proceeding, in a manner in which such person would have had no reasonable cause to believe his conduct was unlawful. Subject to certain limitations, these indemnification agreements also require us to advance expenses to our directors in advance of the final disposition of any action or proceeding for which indemnification is required or permitted.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act, as amended, that might be incurred by any director or officer in his capacity as such.

The underwriters are obligated, under certain circumstances, pursuant to the underwriting agreement to be filed as Exhibit 1.1 hereto, to indemnify us, our officers, directors and the selling stockholders against liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities

During the past three years, our predecessors, Paycom Software Holdings, LLC, or Holdings, and Paycom Payroll, LLC, or Payroll, issued the following securities that were not registered under the Securities Act:

Incentive Units

During 2012, Holdings granted 57,057 Management Incentive Units to eligible officers and other employees under the 2012 Incentive Units Plan. These Management Incentive Units vested 50% over five years and 50% based on a cash return on investment to WCAS Paycom Holdings, Inc. with a linear vesting scale. These Management Incentive Units were issued with a strike price that was based upon a $400.0 million company enterprise value.

During 2012, Holdings granted 126,067 CEO Incentive Units to the Chief Executive Officer under the 2012 Incentive Units Plan. These CEO Incentive Units vested 25% over five years and 75% based on a cash return on investment to WCAS Paycom Holdings, Inc. with a linear vesting scale. These CEO Incentive Units were issued with a strike price that was based upon a $550.0 million company enterprise value.

During 2013, Holdings granted 25,953 Management Incentive Units to eligible officers and other employees under the 2012 Incentive Units Plan. These Management Incentive Units vested 50% over five years and 50% based on a cash return on investment of WCAS Paycom Holdings, Inc. with a linear vesting scale. These Management Incentive Units were issued with strike prices that were based upon a company enterprise value of $400.0 million and $550.0 million.

April 2012 Corporate Reorganization

On April 3, 2012, Holdings sold 6,839.0057 Series A Preferred Units to WCAS CP IV Blocker, Inc. for an aggregate purchase price of $2.4 million.

On April 3, 2012, pursuant to the Agreement and Plan of Merger by and among Holdings, Payroll and Paycom Payroll Merger Sub, LLC, by operation of Delaware law, all equity securities in Payroll were converted into equivalent equity securities in Holdings bearing identical terms. See “Related Party Transactions.”

On April 3, 2012, Holdings distributed 46,192.8934 Series C Preferred Units to WCAS Paycom Holdings, Inc. as part of the election of WCAS Paycom Holdings, Inc. to receive Series C Preferred Units instead of cash in connection with the recapitalization of Holdings set forth in the limited liability company agreement of Holdings.

The 2014 Reorganization

Effective January 1, 2014, we issued 30,452,458 and 136,015 shares of our common stock to WCAS X and WCAS Management Corporation, respectively, in exchange for the contribution of all of the shares of common stock of WCAS Paycom Holdings, Inc. to Software. In addition, we issued 323,307 shares of our common stock to WCAS IV in exchange for the contribution of all of the shares of common stock of WCAS CP IV Blocker, Inc. to Software.

Effective January 1, 2014, we issued 628,745 shares of our common stock to Robert J. Levenson (and certain affiliated entities) in exchange for his contribution of 200 Series B Preferred Units of Holdings to Software and we issued 220,060 shares of our common stock Richard Aiello in exchange for his contribution of 70 Series B Preferred Units of Holdings to Software.

Effective January 1, 2014, pursuant to the Agreement and Plan of Merger by and among Paycom, Holdings, Payroll and Paycom Software Merger Sub, LLC, or Software Merger Sub, Software Merger Sub merged with and into Holdings, with all outstanding common units and incentive units of Holdings being converted into shares of our common stock or restricted common stock by operation of Delaware law.

The sales of the above securities were deemed exempt from registration under Section 4(a)(2) or Regulation D of the Securities Act as a transaction not involving a public offering, and in certain circumstances, in reliance on Rule 701 promulgated thereunder as transactions pursuant to compensatory benefit plans and contracts relating to compensation. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act. The recipients of securities in the transactions exempt under Section 4(a)(2) or Regulation D of the Securities Act represented their intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the units and the shares of common stock and restricted stock issued in such transactions.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits. The following exhibits are included herein or incorporated herein by reference:

Exhibit No.	Description

1.1**	Form of Underwriting Agreement.

2.1	Merger Agreement, by and among Paycom Software, Inc., Paycom Payroll Holdings, LLC, Paycom Payroll, LLC and Paycom Merger Sub, LLC, dated December 30, 2013 (incorporated by reference to Exhibit 2.4 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

2.2	Contribution Agreement, by and between WCAS Capital Partners, IV, L.P. and Paycom Software, Inc., dated December 30, 2013 (incorporated by reference to Exhibit 2.5 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

2.3	Contribution Agreement, by and among Welsh, Carson, Anderson & Stowe X, L.P., WCAS Management Corporation and Paycom Software, Inc., dated December 30, 2013 (incorporated by reference to Exhibit 2.6 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

2.4	Contribution Agreement, by and among Paycom Software, Inc. and each of the signatories thereto, dated December 30, 2013 (incorporated by reference to Exhibit 2.7 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

3.1	Amended and Restated Certificate of Incorporation of Paycom Software, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1/A dated March 31, 2014, filed with the SEC on March 31, 2014).

3.2	Bylaws of Paycom Software, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1/A dated March 31, 2014, filed with the SEC on March 31, 2014).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1/A dated March 31, 2014, filed with the SEC on March 31, 2014).

4.2	Amended and Restated Stockholders’ Agreement (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

4.3	Registration Rights Agreement (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

5.1**	Opinion of Haynes and Boone, LLP.

Exhibit No.	Description

10.1	Form of Indemnification Agreement between Paycom Software, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

10.2	Paycom Software, Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

10.3	Form of Restricted Stock Award Agreement (Post-IPO) (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

10.4	Form of Restricted Stock Award Agreement for Non-Executives (incorporated by reference to Exhibit 10.4 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1/A dated March 31, 2014, filed with the SEC on March 31, 2014).

10.5	Form of Restricted Stock Award Agreement for Executives with Employment Agreements (incorporated by reference to Exhibit 10.5 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1/A dated March 31, 2014, filed with the SEC on March 31, 2014).

10.6	Form of Restricted Stock Award Agreement for Chief Executive Officer (incorporated by reference to Exhibit 10.6 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1/A dated March 31, 2014, filed with the SEC on March 31, 2014).

10.7	Executive Employment Agreement by and between Paycom Payroll Holdings, LLC and Chad Richison, dated December 30, 2013 (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

10.8	Executive Employment Agreement by and between Paycom Payroll Holdings, LLC and Craig E. Boelte, dated December 30, 2013 (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

10.9	Executive Employment Agreement by and between Paycom Payroll Holdings, LLC and Jeffrey D. York, dated December 30, 2013 (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

10.10	Executive Employment Agreement by and between Paycom Payroll Holdings, LLC and William X. Kerber III, dated December 30, 2013 (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

10.11	Consolidated, Amended and Restated Loan Agreement, by and between Kirkpatrick Bank and Paycom Payroll, LLC, dated December 15, 2011 (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

10.12	First Loan Modification Agreement, by and between Kirkpatrick Bank and Paycom Payroll, LLC, dated December 31, 2013 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 8, 2014).

10.13	Second Loan Modification Agreement, by and between Kirkpatrick Bank and Paycom Payroll, LLC, dated June 17, 2014 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 8, 2014).

Exhibit No.	Description

10.14	4.75% Consolidated, Amended, Restated and Increased Promissory Note, by and between Kirkpatrick Bank and Paycom Payroll, LLC, dated June 17, 2014 (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 8, 2014).

10.15	Real Property Purchase Agreement by and between Paycom Payroll, LLC and Kilpatrick Partners, L.L.C., dated November 28, 2012 (incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

10.16	Real Property Purchase Agreement by and between Paycom Payroll, LLC Kilpatrick Partners, L.L.C., dated October 16, 2013 (incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

10.17	Right of First Refusal Agreement, by and between Kilpatrick Partners, L.L.C. and Paycom Payroll, LLC, dated October 4, 2013 (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

10.18**	Disgorgement Agreement, by and between Paycom Software, Inc. and Robert J. Levenson, dated January 12, 2015.

21.1	List of subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

23.1**	Consent of Grant Thornton LLP.

23.2**	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

101.INS*	XBRL Instance Document.

101.SCH*	XBRL Taxonomy Extension Schema Document.

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document.

*	Filed herewith.
**	Previously filed.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

We have agreed to indemnify our director and officer against certain liabilities, including liabilities under the Securities Act and the benefits of such indemnification are not waived by our director and officer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Oklahoma City, State of Oklahoma, on January 13, 2015.

PAYCOM SOFTWARE, INC.

By:	/s/ Chad Richison
Chad Richison
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chad Richison Chad Richison	Chief Executive Officer and Director (Principal Executive Officer)	January 13, 2015

/s/ Craig E. Boelte Craig E. Boelte	Chief Financial Officer (Principal Accounting and Financial Officer)	January 13, 2015

* Jason D. Clark	Director	January 13, 2015

* Robert J. Levenson	Director	January 13, 2015

* Rob Minicucci	Chairman of the Board	January 13, 2015

* Conner Mulvee	Director	January 13, 2015

* Frederick C. Peters II	Director	January 13, 2015

* Sanjay Swani	Director	January 13, 2015

*By:	/s/ Craig E. Boelte
Craig E. Boelte
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

1.1**	Form of Underwriting Agreement.

2.1	Merger Agreement, by and among Paycom Software, Inc., Paycom Payroll Holdings, LLC, Paycom Payroll, LLC and Paycom Merger Sub, LLC, dated December 30, 2013 (incorporated by reference to Exhibit 2.4 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

2.2	Contribution Agreement, by and between WCAS Capital Partners, IV, L.P. and Paycom Software, Inc., dated December 30, 2013 (incorporated by reference to Exhibit 2.5 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

2.3	Contribution Agreement, by and among Welsh, Carson, Anderson & Stowe X, L.P., WCAS Management Corporation and Paycom Software, Inc., dated December 30, 2013 (incorporated by reference to Exhibit 2.6 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

2.4	Contribution Agreement, by and among Paycom Software, Inc. and each of the signatories thereto, dated December 30, 2013 (incorporated by reference to Exhibit 2.7 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

3.1	Amended and Restated Certificate of Incorporation of Paycom Software, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1/A dated March 31, 2014, filed with the SEC on March 31, 2014).

3.2	Bylaws of Paycom Software, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1/A dated March 31, 2014, filed with the SEC on March 31, 2014).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1/A dated March 31, 2014, filed with the SEC on March 31, 2014).

4.2	Amended and Restated Stockholders’ Agreement (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

4.3	Registration Rights Agreement (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

5.1**	Opinion of Haynes and Boone, LLP.

10.1	Form of Indemnification Agreement between Paycom Software, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

10.2	Paycom Software, Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

10.3	Form of Restricted Stock Award Agreement (Post-IPO) (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

10.4	Form of Restricted Stock Award Agreement for Non-Executives (incorporated by reference to Exhibit 10.4 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1/A dated March 31, 2014, filed with the SEC on March 31, 2014).

Exhibit No.	Description

10.5	Form of Restricted Stock Award Agreement for Executives with Employment Agreements (incorporated by reference to Exhibit 10.5 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1/A dated March 31, 2014, filed with the SEC on March 31, 2014).

10.6	Form of Restricted Stock Award Agreement for Chief Executive Officer (incorporated by reference to Exhibit 10.6 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1/A dated March 31, 2014, filed with the SEC on March 31, 2014).

10.7	Executive Employment Agreement by and between Paycom Payroll Holdings, LLC and Chad Richison, dated December 30, 2013 (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

10.8	Executive Employment Agreement by and between Paycom Payroll Holdings, LLC and Craig E. Boelte, dated December 30, 2013 (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

10.9	Executive Employment Agreement by and between Paycom Payroll Holdings, LLC and Jeffrey D. York, dated December 30, 2013 (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

10.10	Executive Employment Agreement by and between Paycom Payroll Holdings, LLC and William X. Kerber III, dated December 30, 2013 (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

10.11	Consolidated, Amended and Restated Loan Agreement, by and between Kirkpatrick Bank and Paycom Payroll, LLC, dated December 15, 2011 (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

10.12	First Loan Modification Agreement, by and between Kirkpatrick Bank and Paycom Payroll, LLC, dated December 31, 2013 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 8, 2014).

10.13	Second Loan Modification Agreement, by and between Kirkpatrick Bank and Paycom Payroll, LLC, dated June 17, 2014 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 8, 2014).

10.14	4.75% Consolidated, Amended, Restated and Increased Promissory Note, by and between Kirkpatrick Bank and Paycom Payroll, LLC, dated June 17, 2014 (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 8, 2014).

10.15	Real Property Purchase Agreement by and between Paycom Payroll, LLC and Kilpatrick Partners, L.L.C., dated November 28, 2012 (incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

10.16	Real Property Purchase Agreement by and between Paycom Payroll, LLC Kilpatrick Partners, L.L.C., dated October 16, 2013 (incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

Exhibit No.	Description

10.17	Right of First Refusal Agreement, by and between Kilpatrick Partners, L.L.C. and Paycom Payroll, LLC, dated October 4, 2013 (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

10.18**	Disgorgement Agreement, by and between Paycom Software, Inc. and Robert J. Levenson, dated January 12, 2015.

21.1	List of subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the SEC on March 10, 2014).

23.1**	Consent of Grant Thornton LLP.

23.2**	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

101.INS*	XBRL Instance Document.

101.SCH*	XBRL Taxonomy Extension Schema Document.

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document.

*	Filed herewith.
**	Previously filed.